SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                     John Hancock Preferred Income Fund III
             (Exact Name of Registrant as Specified in Its Charter)


    Massachusetts                                                  77-0598263
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(State of Incorporation or Organization)             (I.R.S. Employer Identification Number)

    101 Huntington Avenue, Boston, MA                                02199
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(Address of Principal Executive Offices)                           (Zip Code)

If this form relates to the                          If this form relates to the
registration of a class of securities                registration of a class of securities
pursuant to Section 12(b) of the                     pursuant to Section 12(g) of the
Exchange Act and is effective                        Exchange Act and is effective
pursuant to General Instruction                      pursuant to General Instruction
A. (c), please check the following                   A (d), please check the following
box.  [X]                                            box.  [   ]

Securities Act registration statement file number to which this form relates:  File No. 333-102734
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Securities to be registered pursuant to Section 12(b) of the Act:


   Title of Each Class                                  Name of Each Exchange on Which
   to be so Registered                                  Each Class is to be Registered
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   Common Shares of Beneficial Interest,                New York Stock Exchange, Inc.
   No Par Value

Securities to be registered pursuant to Section 12(g) of the Act:  None.

               INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.        Description of Registrant's Securities to be Registered.

               The description of the Registrant's common shares to be registered is incorporated by reference to the description under the heading "Description of Shares" in the Registrant's Preliminary Prospectus dated January 27, 2003, which forms part of the Registrant's initial Registration Statement on Form N-2 (File No. 333-102734; 811-21287) as electronically filed with the Securities and Exchange Commission on January 27, 2003 (Accession No. 0001010521-03-000045), which is incorporated herein by reference.

Item 2.        Exhibits.

Pursuant to the instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

                                    SIGNATURE


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.





Date:  May 15, 2003                 John Hancock Preferred Income Fund III
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                                          (Registrant)

                               By:  /s/ Maureen R. Ford
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                                           (Signature)

                                        Maureen R. Ford
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                               Its:     Chairman, President and
                                        Chief Executive Officer
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